CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 7, 1994, with respect to the consolidated
financial  statements  of  TCBankshares,   Inc.  included  in  the  Registration
Statement and related Prospectus of Mercantile Bancorporation, Inc. for the registration of 4,750,000 shares of its common stock.



                                                     ERNST & YOUNG LLP


Little Rock, Arkansas
January 25, 1995